UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2021

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6175 S. Willow Drive, 10th Floor, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2021, CSG Systems International, Inc.’s (“CSG” or “the Company”) Board of Directors (the “Board”) approved changes to its executive management team described in Item 5.02 below.  The text set forth in Item 5.02 below regarding an offer letter is incorporated into this section by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2021, CSG’s Board approved the following changes to CSG’s executive management team:

Rolland “Rollie” B. Johns

On November 22, 2021, CSG announced that Rolland “Rollie” B. Johns, Executive Vice President and Chief Financial Officer of the Company, shared plans to step down.  Mr. Johns will continue as Executive Vice President and Chief Financial Officer of the Company through November 28, 2021, after which Mr. Johns will remain as a non-executive employee of the Company to assist with the transition of his duties.

Hai Tran

On November 22, 2021, Hai Tran was appointed Executive Vice President and Chief Financial Officer of CSG, effective November 29, 2021.

Mr. Tran brings 30 years of finance and operational experience to CSG, most recently serving as President and Chief Operating Officer at Soc Telemed, the largest U.S. provider of acute care telemedicine services.  Prior to that, Mr. Tran served as chief financial officer at a number of companies, including Soc Telemed, BioScript, Inc., Harris Healthcare Solutions, and Catalyst Health Solutions. Mr. Tran holds a B.S. in Electrical Engineering from the University of Virginia and an M.B.A. in Finance from the University of Richmond.

In conjunction with Mr. Tran’s appointment as Executive Vice President and Chief Financial Officer, CSG provided Mr. Tran with an offer letter, dated November 16, 2021 (the “Offer Letter”), detailing the terms of his employment.  A brief description of the material terms and conditions of the Offer Letter are as follows:

•	Mr. Tran will receive a base salary of $475,000 per year.

•

Mr. Tran shall have the opportunity to earn an incentive bonus of 75% of his annual base salary, if the agreed upon objectives for the calendar year are fully achieved.  For 2021, his incentive opportunity will be prorated based on the time in his role.

•

Mr. Tran will be granted a one-time restricted stock award of both Performance-Based Restricted Stock and Time-Based Restricted Stock on or before March 10, 2022, with the recommended grant totaling $1,900,000.

•

Mr. Tran will be precluded from soliciting CSG employees for employment outside of CSG and competing against CSG for a period of twelve months from the effective date of his termination of employment with CSG.

A copy of the Offer Letter with Mr. Tran is attached hereto as Exhibit 10.57 and hereby incorporated by reference.

CSG and Mr. Tran entered an Indemnification Agreement.  Under the terms of the indemnification agreement, CSG will indemnify Mr. Tran to the fullest extent permitted by law against all expenses incurred if he is to become party to civil, criminal, administrative, investigative, or other actions related to his services as an executive officer of CSG.  The copy of CSG’s standard indemnification agreement has been previously filed with the SEC.

Additionally, CSG expects to enter an agreement with Mr. Tran which provides for separation pay and other benefits in the event of a termination of employment other than for cause or in the event of a change in control of the Company.

Mr. Tran does not have any family relationships with any executive officer or director of CSG or its affiliates.  Additionally, he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the changes to CSG’s executive management team, dated November 22, 2021, is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.57	Employment Offer Letter with Hai Tran, dated November 16, 2021
99.1	Press release of CSG Systems International, Inc. dated November 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2021

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ David N. Schaaf
David N. Schaaf
Chief Accounting Officer

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